KIMBERLY-CLARK CORPORATION
		 1976 EQUITY PARTICIPATION PLAN
	      (as amended as of December 19, 1991)



1.  PURPOSE

    This 1976 Equity Participation Plan (the "Plan") of Kimberly-Clark Corporation (the "Corporation") is intended to provide a means of encouraging the acquisition of an ownership interest in the Corporation by those employees who contribute materially by managerial, scientific, or other innovative means to the success of the Corporation, a consolidated subsidiary or an equity company ("Subsidiaries"), thereby increasing their motivation for an interest in the Corporation's or Subsidiaries' long-term success.

2.  EFFECTIVE DATE

    The Plan became effective as of April 29, 1976 upon (a) approval by the Board of Directors of the Corporation (the
"Board of Directors"), and (b) approval by the shareholders of the Corporation (the "shareholders") at the 1976 Annual
Meeting.

3.  ADMINISTRATION

    The Plan shall be administered by the Compensation Committee of the Board of Directors consisting of not less than three (3) members of the Board of Directors, provided that if all members of the Committee are not disinterested persons, the Plan shall be administered by a committee, all of whom are disinterested persons, appointed by the Board of Directors and consisting of three (3) or more directors with full authority to act in the matter. For purposes of this section, a disinterested person shall mean a person who, at the time action is taken, is so defined for purposes of rule 16b-3 under the Securities Act of 1934, or any successor provision.

    The Committee shall have the power to interpret and construe the Plan and other powers and duties as set forth in the Plan, and any such interpretation and construction of any provisions of this Plan shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith. The Committee shall make a report to the Board of Directors within 60 days following the close of each calendar year that the Plan is in operation. The report shall specify the employees who received awards under the Plan during the prior year, the form and size of the awards to the individual employees, and the status of prior awards.



4.  ELIGIBILITY

    The Committee shall from time to time select the employees (hereafter referred to as "Participants") who are to receive awards under the Plan, from among those employees who are determined by the Committee to be in a position to contribute materially to the success of the Corporation or a Subsidiary, or to have in the past so contributed. Eligibility to participate in the Plan shall be limited to full-time employees (including officers and directors who are full-time employees) of the Corporation and its Subsidiaries. The participation of employees of a Subsidiary shall be under such conditions as the Committee shall prescribe.

5.  FORM OF AWARDS

    All awards under the Plan shall be made in the form of participation shares or stock options. Generally, an award will consist of an equal number of participation shares and optioned shares, but the Committee may make awards solely in stock options or participation shares, or in any combination of the two that it deems appropriate.

6.  PARTICIPATION SHARES

    The Committee shall from time to time determine from among the eligible employees those Participants who shall receive participation share awards. The Committee shall advise Participants of their participation share awards by a letter indicating the number of shares awarded and the following terms and conditions of the award.

	 (a) Base Value of Participation Shares. The number of participation shares awarded to a Participant shall be entered in a Participant's memorandum account established for this purpose as of the date of the award. Each participation share shall be assigned a base value equal to the book value of one common share of the Corporation as of the close of the fiscal year preceding the date of the award. Book value per share shall be defined for purposes of the Plan as common stockholders' equity, as reported in the year end audited consolidated financial statements of the Corporation, divided by the number of shares of the Corporation's Common Stock outstanding as of the date of such financial statements. Common stock outstanding shall include such stock held by stockholders, but does not include authorized but unissued shares or treasury shares.

	 (b) Participation Share Payments. A Participant shall be entitled to a cash payment when the award reaches maturity equal to the book value of his participation shares at that date, less the base value of his participation shares at the date of award; provided, however, that in no event shall such payment exceed the base value of his/her participation shares, and provided further that such payment shall be subject to adjustment as provided in subsections 6(e) and 14(d) and section 11. The award shall reach maturity at the earlier of the close of the fiscal year (i) in which occurs the seventh anniversary of the date of the award or (ii) in which book value, measured from the close of the fiscal year prior to the date of award, increases by 100% plus an amount equal to any reduction in book value as provided in subsection 6(d). The book value at the date of maturity shall be the book value per share of the Corporation as of the close of the fiscal year of the Corporation in which maturity is reached, less any reductions in book value as provided in subsection 6(d).

	 (c) Dividend Share Payments. A Participant shall be entitled to an additional cash payment when the award reaches maturity equal to the number of dividend shares credited to his/her memorandum account times the book value per common share of the Corporation as of the date of maturity. At the end of each fiscal year of the Corporation, the amount available for the acquisition of dividend shares for the Participant's memorandum account shall be determined by multiplying the cash dividend declared per common share of the Corporation during such year (but subsequent to the date of the award in the case of participation shares and subsequent to the date of crediting in the case of dividend shares) by the total of the Participant's participation shares and dividend shares. The amount so determined shall be divided by the book value of one common share of the Corporation as of the close of such fiscal year, and the quotient shall represent the number of full and fractional dividend shares credited to the Participant's memorandum account for that fiscal year.

	 (d) Dividend Maintenance. No dividend share shall be credited to a participant's memorandum account in any year
    (i) in which the total cash dividends declared per common share of the Corporation are less than $.90 with respect to awards made before April 30, 1981, and $1.80 with respect to awards made after April 29, 1981, or (ii) in which the total cash dividends declared per common share of the Corporation are less than the total cash dividends declared per common share of the Corporation in the immediately preceding year, except that in 1984 and thereafter the determination whether the total cash dividends declared are less than in the immediately preceding year shall be made after adjustments for the two-for-one stock splits which occurred in 1984 and 1987, and the two-for-one stock split which was declared on November 12, 1991, in accordance with generally accepted account principles. When total cash dividends declared per common share are less than total cash dividends declared per common share in the immediately preceding year as described in clause (ii) above, the book value of each participation share held by a Participant shall be reduced by an amount equal to the cash dividend declared in such immediately preceding year less the cash dividend declared in the year the cash dividend is reduced. This subsection 6(d) shall be inoperative during such fiscal years of the Corporation as the Committee in its discretion shall determine.

	 (e) Adjustments. Book value per share for purposes of the Plan or the number of participation or dividend shares may be adjusted to such an extent as may be determined by the Board of Directors to preserve the benefit of the arrangement for the Participant and the Corporation if, in the opinion of the Committee, after consultation with the Corporation's independent accountants, changes in the Corporation's accounting policies, acquisitions or other unusual or extraordinary items have disproportionately and materially affected the Corporation's net income, book value per share, shares of Common Stock outstanding, or common stockholders' equity.

	 (f)  Absence of Rights as a Stockholder.  A
    Participant shall not be entitled, on the basis of a participation share award, to any of the rights of a stockholder in the Corporation, including the right to vote and receive dividends on the Corporation's Common Stock.

	 (g)  Date of Payment.  Except as provided in
    subsections 8(a) and 14(j), the cash payment provided for in subsection 6(b) and (c) shall be payable in the discretion of the Committee, but no later than 90 days following the end of the fiscal year of the Corporation in which the award reaches maturity. The Corporation shall deduct applicable withholding and employment taxes from all payments made to Participants.

	 (h) Termination of Employment. Except as provided in subsections 8(a) and 14(j), any participation or dividend shares credited to a Participant's memorandum account shall be subject to forfeiture if the Participant is dismissed or leaves the service of the Corporation or a Subsidiary prior to the maturity of the award for any reason other than death, retirement, or total and permanent disability. In the event of death, retirement or total and permanent disability, the award shall become payable under subsections 6(b) and (c) as if such event resulted in the award reaching maturity as of the close of the fiscal year in which such event occurs.

	 (i) Termination of Award. Following the cash payment provided for in subsections 6(b) and (c), any rights of the Participant (or the Participant's estate or beneficiaries) in the participation share award shall end.

7.  STOCK OPTIONS

    The Committee shall determine and designate from time to time the eligible employees to whom options are to be granted and the number of common shares of the Corporation to be optioned to each. After granting an option to a Participant, the Committee shall cause to be delivered to the Participant a document to be executed by the Corporation and the Participant evidencing the granting of the option and the terms and conditions of such option. The document shall be in such form as the Committee shall from time to time approve. The terms and conditions of all options granted under the Plan need not be the same, but all options must, at a minimum, meet the following terms and conditions.

	 (a) Period of Option. The period of each option shall be no more than ten years from the date it is granted.

	 (b) Option Price. The option price shall be determined by the Committee, but shall not in any instance be less than the fair market value of the stock at the time that the option is granted. Fair market value shall be defined as the reported closing price of the Corporation's stock on the date the option is granted as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

	 (c) Limitations on Exercise. The option shall not be exercisable until at least one (1) year has expired after the granting of the option, during which time the Participant shall have been in the continuous employ of the Corporation or a Subsidiary. At any time during the period of the option after the end of the first year, the Participant may purchase up to 30 percent of the shares covered by the option; after the end of the second year, an additional 30 percent; and after the end of the third year, the remaining 40 percent of the total number of shares covered by the option, so that, upon the expiration of the third year, the Participant will have become entitled to purchase all shares subject to the option. Provided, however, that if the Participant's employment is terminated for any reason other than death, retirement, or total and permanent disability, the option shall only be exercisable for three months following such termination and only for the number of shares which were exercisable on the date of such termination. In no event, however, may the option be exercised more than ten (10) years after the date of its grant.

	 (d) Exercise after Death, Retirement, or Disability. If the Participant dies without having exercised the option in full, the remaining portion of such option, determined without regard to the limitations in subsection 7(c), may be exercised within the earlier of (i) two years from the date of death or (ii) the remaining period of the option. The option may be exercised by the person or persons to whom the option holder's rights under the option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. In the event of the retirement or total and permanent disability of a Participant without having exercised the option in full, the remaining portion of such option shall be exercisable without regard to the limitations in subsection 7(c) within the earlier of (i) two years from the date of such event or
    (ii) the remaining term of the option.

	 (e) Non-transferability. Options shall not be transferable other than by will or by the laws of descent and distribution, and during the Participant's lifetime shall be exercisable only by him/her.

	 (f) Notice of Exercise. Options shall be exercised by delivering to the Corporation, at the office of Treasurer at the Dallas World Headquarters, written notice of the number of shares with respect to which option rights are being exercised and by paying in full the option price of the shares at the time being acquired. Payment may be made in cash, a check payable to the Corporation, or, in the discretion of the Committee, in shares of the Corporation's Common Stock transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. A Participant shall have none of the rights of a stockholder until the shares are issued to him/her.

	 (g) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.



8.  GOVERNMENT SERVICE, LEAVES OF ABSENCE AND OTHER
    TERMINATIONS

	 (a) In the sole and absolute discretion of the Committee, a participation share award may be considered to reach maturity as of the close of the fiscal year preceding the date that a Participant enters such governmental or military service as may be approved by the Committee. In such cases, the cash payment contemplated in subsections 6(b) and (c) shall be paid within 90 days from the date the Participant enters such service.

	 (b) A leave of absence approved by the Committee shall not be deemed to be a termination of employment for purposes of the Plan. A termination of employment with the Corporation or a Subsidiary to accept immediate reemployment with the Corporation or a Subsidiary likewise shall not be deemed to be a termination of employment for purposes of the Plan.

9.  SHARES SUBJECT TO THE PLAN

    The number of shares of Common Stock of the Corporation available for option and sale under the Plan and the number of participation shares which may be awarded shall not exceed 8,000,000 in the aggregate, of which not more than 6,000,000 shall be available for option and sale. If an option ceases to be exercisable in whole or in part by reason of expiration of time permitted for its exercise, termination of employment of a Participant who has been granted an option, cancellation, surrender, or for any other reason, the shares which had been subject to such option shall continue to be available for options or participation share awards under the Plan. The shares subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board of Directors may from time to time determine. Participation shares which are retired through forfeiture or maturity shall again be available for awards or options under the Plan.

10. INDIVIDUAL LIMITS

    In the case of awards made before April 30, 1981, the Plan provided that no single Participant could receive over the term of the Plan options to purchase shares or participation shares numbering in the aggregate more than 320,000, in such combination of participation shares and option shares as the Committee may decide. In the case of awards made after April 29, 1981, the maximum number of participation shares or options to purchase shares which shall be granted to any one individual shall be such amount as shall be determined from time to time by the Committee.


11. CHANGES IN CAPITALIZATION

    In the event there are any changes in the Common Stock or the capitalization of the Corporation through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes may be made by the Committee in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which options or participation share awards may be granted or awarded to any one Participant, (c) the number of shares and the option price per share of all stock subject to outstanding options, (d) the number of participation shares, the base value per participation share awarded to Participants, and dividend shares credited to Participants' memorandum accounts, and (e) such other provisions of the Plan as may be necessary and equitable to carry out its purposes.

12. EFFECT ON OTHER PLANS

    All payments and benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or a Subsidiary. This Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or a Subsidiary on behalf of employees.

13. TERM OF THE PLAN

    The term of the Plan shall be ten (10) years, beginning April 29, 1976 and ending April 28, 1986, unless the Plan is terminated sooner by action of the Board of Directors or extended by action of the stockholders. No option may be granted or participation share awarded after the termination date of the Plan, but options and participation shares theretofore granted or awarded may continue in force beyond that date pursuant to their terms.

14. GENERAL PROVISIONS

	 (a) Designated Beneficiary. Each Participant who shall be granted a participation share award under the Plan may designate a beneficiary or beneficiaries with the Committee on a form to be prescribed by it; provided that no such designation shall be effective unless so filed prior to the death of such Participant.

	 (b) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation or its Subsidiaries or of the Board of Directors of the Corporation or its Subsidiaries or of the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Subsidiaries, and the Corporation and its Subsidiaries expressly reserve the right to discharge any Participant whenever the interest of the Corporation or its Subsidiaries may so require without liability to the Corporation or its Subsidiaries, the Board of Directors of the Corporation or its Subsidiaries or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

	 (c) Discretion of the Corporation, Board of Directors and the Committee. Any decision made or action taken by the Corporation or by the Board of Directors of the Corporation or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Corporation, the Board of Directors of the Corporation or the Committee, as the case may be, and shall be conclusive and binding upon all persons. The Committee shall determine in its sole discretion whether a termination of employment for purposes of the Plan is caused by disability or retirement.

	 (d) Modification of Awards. The Committee may in its sole and absolute discretion, by written notice to a Participant, (i) limit or eliminate the ability of the Participant's participation and dividend shares to generate additional dividend shares, and/or (ii) fix the book value of all or any portion of the Participant's existing participation and dividend shares for purposes of any payments that might be made under subsections 6(b) and (c) at their book value as of the end of the fiscal year of the Corporation in which such notice is dated, and/or (iii) limit the period in which an option may be exercised to a period ending at least three months following the date of such notice, and/or (iv) limit or eliminate the number of shares subject to option after a period ending at least three months following the date of such notice. The Committee may credit participation and dividend shares which are affected under this subsection 14(d)(i) or (ii), with interest at a rate and in a manner determined from time to time by the Committee.

	 (e) No Segregation of Cash or Stock. Memorandum accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Subsidiaries shall be required to segregate any cash or stock which may at any time be represented by awards. Nor shall anything provided herein be construed as providing for such segregation. The Corporation or its Subsidiaries or the Board of Directors of the Corporation or the Committee shall not, by any provisions of this Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Subsidiaries to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Subsidiaries shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Subsidiaries.

	 (f) Inalienability of Benefits and Interest. Except as provided in subsection (a), no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

	 (g) Delaware Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

	 (h) Change in Conditions of Federal Income Tax Laws. In the event of relevant changes in the Federal income tax laws, regulations and rulings or other factors affecting the continued appropriateness of participation share awards or stock options under the Plan, the Committee may, in its sole discretion, accelerate or change the form of payment, distribution or exercise of such awards or stock option grants. In addition, the Committee shall have the power to take such action as it deems necessary and desirable to amend this Plan and any options granted hereunder, for the purpose of permitting the Participant to obtain favorable Federal income tax treatment in connection with the options or disposition of shares obtained through exercise of options.

	 (i) Election to Receive Cash Rather than Stock. The Committee, in its sole and absolute discretion, may allow selected Participants the right to convert their unexercised stock options to a cash payment. For each such option so converted, the Participant shall be entitled to receive cash equal to the difference between the Participant's option price and the fair market value of the Corporation's stock on the date of conversion. In order to make such a conversion, however, the Participant must at the time of such conversion also elect to exercise an equivalent number of option shares for the Corporation's stock on the same date. Fair market value at the date of conversion shall be defined as the reported closing price of the Corporation's stock on the date of conversion as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

	 (j)  Election to Defer Receipt.  Under rules
    established by the Committee in its sole and absolute discretion, the Committee may permit a Participant to elect to defer the receipt of all or any portion of amounts which may otherwise become payable under subsections 6(b) and
    (c). This election shall be evidenced by a letter from the Participant to the Committee, which letter shall, before the date of maturity of the award, be signed by the Participant and accepted by the Committee. The period of deferral specified in the letter shall be set forth in accordance with the rules of the Committee, and may extend to a period following retirement. If accepted by the Committee, such letter may provide that the amount otherwise payable to the Participant shall be valued at the date of maturity and earn interest from that date at a rate and in a manner determined from time to time by the Committee. After adjustment for any resulting interest, the deferred amount shall be paid at the date or dates specified in the Participant's letter, and such adjusted amount shall not be subject to forfeiture as otherwise provided in subsection 6(h). In the discretion of the Committee, the balance of a Participant's deferred amount may be paid earlier than the date or dates specified in the Participant's letter, but only in the case of severe financial hardship.

	 (k) Purchase of Common Stock. The Corporation and its Subsidiaries may, but shall not be required to, purchase from time to time shares of Common Stock of the Corporation in such amounts as they may determine for purposes of the Plan. The Corporation and its Subsidiaries shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock of the Corporation purchased pursuant to this paragraph.

	 (i) Use of Proceeds. The proceeds received by the Corporation from the sale of stock pursuant to the exercise of options shall be used for general corporation purposes.

15. INCENTIVE STOCK OPTIONS

    The authority granted to the Committee pursuant to Section 7 of the Plan shall include the authority to (i) grant "incentive stock options," as that term is defined in Section 422A of the Internal Revenue Code of 1954, as amended, and (ii) modify options outstanding on August 13, 1981, to qualify them as incentive stock options. The provisions of Section 7 of the Plan shall apply to incentive stock options, subject to the modifications and additions set forth in the following subsections of this Section 15.

	 (a) 10 Percent Shareholders. An incentive stock option shall be granted only to an individual who, at the time the option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporations.

	 (b) Prior Option Rule. An incentive stock option shall not be exercisable while there is outstanding (within the meaning of subsection (c)(7) of Section 422A of the Internal Revenue Code of 1954, as amended) any incentive stock option which was granted, before the granting of such option, to such individual to purchase stock in his/her employer corporation or in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation of the employer corporation, or in a predecessor corporation of any such corporations.

	 (c) Limitations on Option Grants. In the case of an incentive stock option granted after December 31, 1980, the aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year (under all plans described in subsection (b) of Section 422A of the Internal Revenue Code of 1954, as amended, of his/her employer corporation and its parent and subsidiary corporations, hereinafter referred to as "such plans") shall not exceed $100,000 plus any unused limit carryover carried to such year. The unused limit carryover shall be an amount which equals one-half of the amount which an employee was granted less than $100,000 in options (determined as of the time the option is granted) in any calendar year after 1980 (under all such plans of his/her employer corporation and its parent and subsidiary corporations). The unused limit carryover from any year is the amount of unused limit carryover reduced by the amount of such carryover which was used in prior calendar years. Provided, however, that such unused limit carryover may only be carried over to each of the three calendar years succeeding the year in which the limit carryover arises, and further provided that the amount of any options granted during any calendar year shall be treated as first using up the $100,000 limitation and then shall be treated as using up unused limit carryovers to such year in the order of the calendar years in which such carryovers arose.

	 (d) Exercise After Disability or Retirement. In the event of the total and permanent disability of a participant without having exercised an incentive stock option in full, the remaining portion of such incentive stock options shall be exercisable for purposes of subsection 7(d) of this Plan without regard to the limitations of subsection 7(c) within the earlier of (i) one year from the date of such event or (ii) the remaining term of the option. In the event of the retirement of a participant without having exercised an incentive stock option in full, the remaining portion of such option shall be exercisable without regard to the limitations in subsection 7(c) within the earlier of (i) three months from the date of such retirement or (ii) the remaining term of the option.